Exhibit 99.1

47 E Chicago Ave., # 332 Naperville, IL 60540-5360 +1.630.637.0315

NEWS RELEASE

FOR IMMEDIATE RELEASE

Broadwind Energy names Peter C. Duprey
President and Chief Executive Officer

J. Cameron Drecoll to provide consulting services

NAPERVILLE, Ill., November 15, 2010—Broadwind Energy, Inc. (Nasdaq:BWEN) today announced that Peter C. Duprey has been named president and chief executive officer of the Company, effective December 1. Duprey will also serve on Broadwind’s board of directors. Duprey, 53, is a veteran of the renewable energy industry, most recently serving as chief executive officer of Acciona Energy North America.  J. Cameron Drecoll, Broadwind’s chief executive officer since October, 2007, is retiring, but will provide technical advice and transition support under a consulting agreement.

“Peter is the right person to lead Broadwind through the challenges and opportunities of the evolving wind energy market,” said Broadwind Chairman David P. Reiland. “He offers the vital mix of skills and renewable energy experience needed to build upon Broadwind’s strategy to be the preferred provider of integrated solutions for global wind and energy customers.”

Since 2006, Duprey served as president and chief executive officer at Acciona Energy North America, and led Acciona Energy’s dramatic growth in wind development and operations; turbine manufacturing; and solar in North America. Prior to joining Acciona, Duprey was general manager of marketing for GE Energy’s wind business and he led GE Energy’s business development efforts in renewable energy, including the acquisition of Enron Wind. Duprey’s early career included business development and financial management positions at Eastman Kodak and Price Waterhouse Coopers.  Duprey holds a Bachelor of Science degree in accounting and finance from Clarkson University in Potsdam, New York, and a Master of Business Administration degree from the University of Rochester in Rochester, New York.

“I’m delighted to join the Broadwind team,” said Duprey. “The long-term prospects of the global wind market remain promising, and Broadwind offers customers an unmatched and unique portfolio of products and services. I look forward to working with the Company’s capable, dedicated employees to grow shareholder value as we meet the evolving demands of a global customer base.”

Reiland concluded, “We thank Cam for his leadership in bringing the Broadwind model to life and wish him the best in his retirement. Cam’s passion for wind, his gearing expertise and his commitment to Broadwind and its customers, employees and stockholders has steered the Company through this tough market. We are pleased to be able to continue to draw on Cam’s experience in future months. ”

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About Broadwind Energy, Inc.

Broadwind Energy, Inc., based in Naperville, Illinois, provides technologically advanced high-value products and services to the U.S. wind energy industry. Broadwind’s product and service portfolio provides customers, including wind turbine manufacturers, wind farm developers and wind farm operators, with access to a broad array of wind component and service offerings. These product and service offerings include wind turbine gearing systems, wind turbine structural towers, industrial products, technical services, Precision Repair and Engineering services, and logistics. For more information on Broadwind Energy, please visit http://www.bwen.com

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. The Company’s forward looking statements may include or relate to the Company’s plans to grow its business and its expectations regarding its operations and the business of its customers; the sufficiency of the Company’s working capital; and the Company’s expectations regarding the state of the wind energy market generally, as well as the Company’s expectations relating to the economic downturn and the potential impact on its business and the business of its customers. For further discussion of risks and uncertainties, individuals should refer to the Company’s SEC filings. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement.

MEDIA & INVESTOR CONTACT

John Segvich, +1.630.637.0315, john.segvich@bwen.com